EXHIBIT 10(A)
                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement ("Agreement") is made this 10th day of April, 1995, by and between Hellums Services, Inc., a Texas corporation (the "Seller") and Hellums Services II, Inc., a Texas corporation (the "Buyer").

        WHEREAS, Seller is engaged in the business (the "Business") of oilfield service operations including, but not limited to, (i) liquid vacuum and hauling services to the oil and gas industry, (ii) renting of portable storage and frac tanks and water tanks, and (iii) reconditioning, selling and distributing of drilling mud and selling and distributing of well completion fluids; and

        WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell, transfer, assign and deliver to Buyer substantially all of Seller's assets used in the Business;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties agree as follows:

                                    ARTICLE I

                                     CLOSING

        Section 1.1 CLOSING AND CLOSING DATE. The closing of the transactions contemplated hereby (the "Closing") shall be held on or before April 10, 1995, at the offices of Team, Inc., 1001 Fannin, Suite 4656, Houston, Texas 77002, or such other place as the parties mutually agree, or on such other date as Seller and Buyer shall agree in writing. The "Closing Date" as referred to herein is defined as 9:00 a.m., Houston, Texas time, on the date of Closing.

        Section 1.2 TITLE, POSSESSION, RISK OF LOSS. Title, possession and risk of loss or destruction or damage to the Purchased Assets (as defined below) shall pass to Buyer as of the Closing Date.

                                   ARTICLE II

                           PURCHASE, SALE AND DELIVERY

        Section 2.1 PURCHASED ASSETS AND EXCLUDED ASSETS. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing, Seller is selling, transferring, conveying, assigning and delivering to Buyer, and Buyer is purchasing from Seller, all its assets, except for the Excluded Assets (as defined below). "Purchased Assets" shall include the assets listed on Exhibit "A" hereto as well as the business, property and assets (tangible and intangible) of the Seller of every kind and wherever situated

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that are used by or useful in the operation of the Business and owned or leased by the Seller or in which it has any right or interest relating to the Business (including, without limitation, and to the extent owned, its business as a going concern, processes, proprietary and technical information, computer software, know-how, permits, licenses and trade secrets (including all rights received for past infringement of any of the foregoing); its interests in real property; its equipment, inventories and supplies, its rights under all agreements assumed by Buyer; the aforesaid business, properties and assets, including customer, supplier and vendor lists and files), but except for the Excluded Assets as defined below. Notwithstanding the foregoing, the Purchased Assets shall not include, and Buyer will not purchase, the minute books and stock records of Seller or any other assets listed on Exhibit "B" hereto (the "Excluded Assets").

        Section 2.2 PURCHASE PRICE. The total consideration to be paid at the Closing for the Purchased Assets (the "Cash Consideration") shall equal to Three Million One Hundred Ten Thousand Dollars ($3,110,000). Seller agrees that in regard to the property leased by Seller set forth on Exhibit "C", Seller shall pay such leases in full on or before the Closing Date and use all reasonable efforts to cause the relevant lessor of said lease to convey the property directly to Buyer.

        Section 2.3 ALLOCATIONS OF EXPENSES. Expenses for taxes and utilities shall be allocated in the following manner:

        (a) Except as set forth in Section 2.3(c) below, liability for taxes, if any, on the personal and real property to be transferred hereunder shall be allocated between Seller and Buyer as of the Closing on the basis of the period of time to which such liability applies, based on the rates in effect for the most recent tax year. Buyer agrees to pay all taxes for the current year in a timely manner. Within five (5) business days after receipt by the Seller of evidence that the Buyer has discharged the ad valorem or similar tax assessments owed for the current year, the Seller shall pay its pro rata portion of such taxes to Buyer.

        (b) With regard to the real property to be acquired by Buyer, all expenses incurred for utility services shall be allocated between Seller and Buyer as of the Closing Date with amounts attributable to services provided before the Closing Date to be allocated to Seller and the amounts attributable to services provided after the Closing Date to be allocated to Buyer. For the purpose of this section, utility services shall mean water, sewage, electrical and gas services. Buyer shall present Seller with written and satisfactory proof of utility expenses owed by Seller and Seller shall pay such utility expenses in a prompt manner.

        (c) All fees, taxes and other charges that are required to be paid in connection with the consummation of the transactions covered by this Agreement shall be paid by the party incurring same; provided, however, that all sales, use or similar taxes, if any, payable by reason of the sale, transfer or delivery of the Purchased Assets to Buyer shall be the sole responsibility of Buyer, who shall hold harmless and indemnify Seller from

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        and against any and all loss, liability, cost or expense, including reasonable attorneys' fees, based upon or arising out of Buyer's failure to pay such taxes.

        Section 2.4 ALLOCATION REPORTING. Buyer and Seller agree to report the allocation of the Cash Consideration among the Purchased Assets as set forth in Exhibit "A", such allocation to be made as provided in Section 1060 of the Internal Revenue Code. Buyer and Seller, as applicable, shall each file Form 8594 (Asset Acquisition Statement under Section 1060 of the Internal Revenue
Code) on a timely basis reporting the allocation of the Cash Consideration consistent with the allocation on Exhibit "A". Buyer and Seller, as applicable, shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Cash Consideration as agreed to in Exhibit "A."

        Section 2.5 ACCOUNTS RECEIVABLE. Buyer shall assist Seller in any commercially reasonable manner (including use of its employees) in collecting any and all Accounts Receivable retained by Seller pursuant to this Agreement. In addition, Buyer will transfer to Seller, within ten (10) days of its receipt, any cash, checks or other property or other instruments of payment which it may receive in respect of such receivables, as well as any other mail or communication it may receive with respect to the assets and liabilities retained by Seller hereunder.

                                   ARTICLE III

                           LIABILITIES AND OBLIGATIONS

        Section 3.1 OBLIGATIONS ASSUMED. As part of the consideration for the Purchased Assets, Buyer shall assume Seller's obligations that accrue after the Closing Date under its contracts and leases.

        Section 3.2 SERVICE AND/OR WARRANTY WORK. After the Closing, if any customer of Seller is entitled by law, contract or Seller's customary business practice or course of dealing to, and does, seek service and/or warranty work on any item sold, leased or repaired by Seller prior to Closing, Buyer agrees with Seller that Buyer shall provide such warranty work on such item at Buyer's sole cost and expense.

        Section 3.3 LIABILITIES NOT ASSUMED. Except as otherwise specifically set forth in this Agreement, Buyer shall not assume or be liable for any liabilities or obligations of Seller, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing at the Closing Date or arising thereafter as a result of any act, omission or circumstance taking place prior to the Closing Date, and whether or not the same are reflected on the Seller's balance sheet.

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                                   ARTICLE IV

               CONDUCT PRIOR TO THE CLOSING AND CERTAIN COVENANTS
                                AND OTHER MATTERS

        Section 4.1 CONDUCT OF BUSINESS. Seller and Buyer make the following agreements with respect to interim operations:

        (a) DAMAGE TO ASSETS. Risk of loss or destruction or damage to the Purchased Assets shall pass to Buyer as of the Closing Date. Seller shall give prompt notice to Buyer of any such material loss or damage and Buyer shall, at its election, have the right to terminate this Agreement if there is material loss or damage, unless Seller has restored the loss or damage at its expense, prior to the Closing Date.

        (b) PERFORMANCE OF CONTRACT. Pending the Closing Date, Seller shall perform under all material contracts pertaining to the Purchased Assets and shall not amend or terminate any material contract without the prior written consent of Buyer, which consent shall not be unreasonably withheld, and shall not enter into any new agreements (other than those entered into in the ordinary course of business) which might be binding on Buyer, except those which shall be approved in writing by Buyer, which approval shall not be unreasonably withheld.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date the following:

        Section 5.1 CORPORATE STATUS AND GOOD STANDING. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all corporate power and authority to carry on its business as presently conducted.

        Section 5.2 AUTHORITY TO TRANSFER ASSETS. The Board of Directors of Seller has taken all corporate action necessary to transfer the Purchased Assets, and the Board of Directors of Seller has duly approved this Agreement and the transactions contemplated hereby and will have authorized the execution and delivery of this Agreement and all other documents incidental hereto. In addition, Seller has received all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby. Seller further represents and warrants that it has authority to convey the Purchased Assets being purchased hereby and is not limited by its Articles of Incorporation or Bylaws.

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        Section 5.3 TITLE TO PROPERTIES, ENCUMBRANCES AND LEASES. On the Closing
Date, Seller shall convey to Buyer good and marketable title to all of the Purchased Assets. Such properties and assets will be (a) subject to no mortgage, pledge, lien, conditional sales agreement or encumbrance, except for those detectable by visual inspection, those of which Buyer has knowledge, those which are of public record and those set forth in Exhibit "D" hereto, or (b) Seller will indemnify Buyer for any and all mortgages, pledges, liens, conditional sales agreements or encumbrances relating to the Purchased Assets.

        Section 5.4 TAXES. Seller has duly filed all state and federal tax reports and returns required by law to be filed with respect to the Purchased Assets and all taxes upon all of the Purchased Assets which are due and payable have been paid, and no additional taxes have been asserted to have been due from Seller regarding the Purchased Assets. There are no assessments or, to Seller's knowledge, proposed assessments by any governmental authority having jurisdiction against the Purchased Assets which are not yet due and payable, except for ad valorem taxes for 1995.

        Section 5.5 NO BROKER. Seller represents that no broker has been involved in this transaction and agrees to indemnify and hold Buyer harmless from any payment of any involved because of Seller's association with such parties.

        Section 5.6 NO WARRANTIES REGARDING THE PURCHASED ASSETS. Buyer acknowledges and agrees that, except as set forth in Sections 5.1 through 5.5, the sale of the Purchased Assets hereunder is being made by Seller without representation or warranty of any kind, whether express or implied, statutory or otherwise, and without limiting the foregoing, SELLER HAS NOT MADE AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO: (A) THE MERCHANTABILITY OF THE PURCHASED ASSETS; OR (B) THE FITNESS OF THE PURCHASED ASSETS FOR A PARTICULAR PURPOSE. SELLER IS SELLING THE PURCHASED ASSETS ON AN "AS IS", "WHERE IS" AND "WITH ALL FAULTS" BASIS AND DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date the following:

        Section 6.1 INCORPORATION, AUTHORITY AND QUALIFICATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. It has full corporate power to execute, deliver and perform this Agreement and to take any action required by laws, its Articles of Incorporation, its By-laws or otherwise. The Board of Directors of Buyer has taken all necessary action to authorize Buyer to execute and deliver this Agreement, to consummate the transactions contemplated herein and to take all actions required to be taken

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by Buyer pursuant to the provisions hereof. Buyer further represents and warrants that it has authority to purchase the Purchased Assets and is not limited by its Articles of Incorporation or Bylaws.

        Section 6.2 GOVERNMENTAL AUTHORITY. Buyer has obtained all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained to permit the consummation of the transactions contemplated hereby.

        Section 6.3 NO BROKER. Buyer represents that no broker has been involved in this transaction and agrees to indemnify and hold Seller harmless from any payment of any involved because of Buyer's association with such parties.

                                   ARTICLE VII

                                    COVENANTS

        Section 7.1 EMPLOYEES. Seller will terminate its employment relationship with each employee of the Seller on and as of the Closing Date. Buyer will offer employment on an at-will basis to such employees of Seller as Buyer, in its sole discretion, shall determine (the "Continuing Employees"). Except as otherwise set forth herein, the terms and conditions of the employment of the Continuing Employees shall be determined solely by Buyer (provided, however, the base pay of said employees shall be not less than the amount paid by Seller as of the Closing Date). Each Continuing Employee hired by Buyer will receive credit for paid vacation and sick leave to the same extent that such Continuing Employee had been credited for those items by the Seller before the Closing Date. In addition, if any of Buyer's employment benefits are based upon years of service with Buyer, Buyer agrees to give each Continuing Employee credit for service equal to the credit such Continuing Employee enjoyed with the Seller immediately prior to the Closing Date for purposes of determining those benefits. Buyer also agrees to waive any preexisting conditions of the Continuing Employees with respect to all of Buyer's employee benefits. Buyer will indemnify, protect, defend, save and hold harmless Seller from and against any and all claims for severance pay, as well as any and all liabilities as a result of a Continuing Employee's actual, deemed or defacto termination from employment with Buyer following the employment by Buyer of such Continuing Employee. Except as otherwise provided in this Section, Buyer shall have no obligation to continue to employ any Continuing Employee or to continue to provide benefits to any Continuing Employee after the Closing Date. Further, Buyer and Seller specifically acknowledge and agree that the provisions of this Section are not intended to confer any rights or remedies for the benefit of any Continuing Employee.

        Section 7.2 WORKERS' COMPENSATION. Seller will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by a Continuing Employee on or before the Closing Date. Buyer will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by a Continuing Employee after the Closing Date. Seller will bear the entire cost and expense of all workers' compensation claims arising out of injuries without an identifiable date of occurrence and which

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are filed within thirty (30) days after the date hereof, regardless of whether such claims are alleged to have arisen prior to or after the Closing Date. Buyer shall bear the entire cost and expense of all workers' compensation claims arising out of injuries without an identifiable date of occurrence and which are filed more than thirty (30) days after the date hereof.

        Section 7.3 WARN NOTICE. Buyer agrees to provide any notification under the Worker Adjustment and Retraining Notification Act or any similar act in any jurisdiction that may be required of either Buyer or Seller, and Buyer, for these purposes, shall act as the agent of Seller and shall indemnify the Seller for any claims made against the Seller as a result of any actions taken by the Buyer that result in any employment loss as defined under any of said acts.

        Section 7.4 FURTHER ASSISTANCE. Seller shall execute and deliver to Buyer, at Closing or thereafter, any other instrument which may be requested by Buyer and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Purchased Assets identified after Closing. In addition, Buyer agrees to assist Seller in the collection of the Accounts Receivable as set forth in Section 2.5 hereof, and shall also assist Seller in any commercially reasonable manner (including use of its employees) in any litigation, threatened or actual, of Seller.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        Section 8.1 SELLER'S INDEMNITY OBLIGATIONS. Seller shall indemnify and hold Buyer (including its officers, directors, employees and agents) harmless from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) incurred as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Seller in this Agreement, (b) any violation or breach by Seller of or default by Seller under the terms of this Agreement or
(c) any act or omission occurring before the Closing Date, or any condition or circumstances caused by any act or omission occurring before the Closing Date by Seller or with respect to the Purchased Assets to the extent and only to the extent that this Section 8.1(c) is not inconsistent with Section 3.2 and Section
5.6 of this Agreement.

        Section 8.2 BUYER'S INDEMNITY OBLIGATIONS. Buyer shall indemnify and hold Seller (including its officers, directors, employees and agents) harmless from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) incurred as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Buyer in this Agreement, (b) any violation or breach by Buyer of or default by Buyer under the terms of this Agreement, or (c) any act or omission occurring after the Closing Date, or any condition or circumstances caused by any act or omission occurring

                                        7

after the Closing Date, by Buyer or with respect to the Purchased Assets, or any product sold by Buyer or a service provided by Buyer (including liability and warranty claims with respect thereto).

        Section 8.3 INDEMNIFICATION PROCEDURES. The party seeking indemnification pursuant to Section 8.1 or 8.2 hereunder (the "Indemnified Party") agrees to give the party required to indemnify the Indemnified Party pursuant to Section 8.1 or 8.2 hereto (the "Indemnifying Party") prompt notice of any claims which would result in a claim for indemnification hereunder. The Indemnifying Party shall have the right to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and in such event, the Indemnifying Party shall not be liable to the Indemnified Party for any further legal or other expenses incurred by the Indemnified Party in connection with the defense thereof, other than the reasonable costs of any investigation or assistance required by the Indemnifying Party. The Indemnified Party may participate actively, at its sole expense, in any lawsuit respecting such claims. The Indemnified Party shall have the right to approve (such approval not to be unreasonably withheld) any out-of-court settlement if it would affect the conduct of business of the Indemnified Party. The parties hereto will cooperate fully with each other with respect to discovery, inquiries or investigations, including the furnishing of required employee witnesses, in connection with any claim or lawsuit for which indemnity is sought hereunder.

        Section 8.4 GENERAL. The indemnification obligations under this Article VIII shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence of the Indemnified Party. The rights of the parties to indemnification under this Article VIII shall not be limited due to any investigations heretofore or hereafter made by such parties or their representatives, regardless of negligence in the conduct of any such investigations; provided, however, that no party shall have any liability to the other party for the breach of any representation or warranty to the extent that such other party had knowledge, as of the Closing Date, that such representation or warranty was inaccurate in any respect.

                                   ARTICLE IX

                         CONDITIONS PRECEDENT TO CLOSING

        Section 9.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The performance of the obligations of Buyer hereunder are subject, at the election of Buyer, to the following conditions:

        (a) SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though made on such date and all obligations and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been duly performed or complied with by Seller in all material respects.

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        (b) VIOLATION OF LAW, ORDINANCES, ETC. On or before the Closing Date, neither Buyer nor Seller shall have received any notice or have knowledge of any lawsuit, pending or threatened, any violation or alleged violation of any city ordinance, state law, rule or regulation of any governmental authority which question the validity of this Agreement or any such action taken or contemplated by Buyer or Seller in connection with this Agreement.

        (c) CLOSING DOCUMENTS. Buyer shall have received from Seller the following documents on the Closing Date:

               (i) Articles of Incorporation of Seller certified by the Secretary of the State of Texas and Good Standing Certificate;

               (ii) A certified copy of the resolutions of the Board of Directors authorizing the transaction contemplated hereby;

               (iii) Such instruments of sale, transfer and conveyance covering the Purchased Assets as shall be necessary to vest in Buyer good and marketable title to the Purchased Assets with forms reasonably satisfactory to Buyer, including, but not limited to, an Assignment and Bill of Sale in the form set forth in Exhibit E hereto and special warranty deeds for all real property being conveyed to Buyer pursuant to this Agreement, which special warranty deeds shall be on the form set forth in Exhibit F hereto;

               (iv) Consents, if required, from any governmental agency or authority;

               (v) A certificate signed by an officer of Seller, certifying that the covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by Seller have been performed or complied with, and that the representations and warranties herein are true and correct;

               (vi) Copies of duly executed UCC-3 Termination Statements, showing termination of the UCC-1 Financing Statements and any other security agreements filed against the Purchased Assets to be transferred to the extent Seller has received same;

               (vii) Copies of all Seller's records which establish rights relating to the Purchased Assets to be transferred hereby; and

               (viii) Such certificates and other instruments as may be necessary to consummate the transactions contemplated herein.

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        Section 9.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The
obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to satisfaction prior to the Closing Date or at the Closing of all of the following conditions:

        (a) BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though made on such date and all obligations and covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date shall have been duly performed or complied with by Buyer in all material respects.

        (b) VIOLATION OF LAWS, ORDINANCES, ETC. On or before the Closing Date, neither Buyer nor Seller shall have received any notice or have knowledge of any lawsuit, pending or threatened, any violation or alleged violation of any city ordinance, state law, rule or regulation of any governmental authority which question the validity of this Agreement or any such action taken or contemplated by Buyer or Seller in connection with this Agreement.

        (c) CLOSING DOCUMENTS. Seller shall have received from Buyer the following on the Closing Date:

               (i) The Cash Consideration;

               (ii) The Articles of Incorporation of Buyer certified by the Secretary of State of Texas and Certificate of Good Standing;

               (iii) A certified copy of the resolutions of the Board of Directors of Buyer authorizing the transactions contemplated hereby;

               (iv) Consents, if required, from any governmental agency or authority;

               (v) A certificate signed by an officer of Buyer certifying that the covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by Buyer have been performed or complied with, and that the representations and warranties herein are true and correct;

               (vi) Such certificates and other instruments as may be necessary to consummate the transactions contemplated herein.

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                                    ARTICLE X

                            TERMINATION AND AMENDMENT

        Section 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

        (a) By mutual consent of Seller and Buyer;

        (b) By Buyer if there has been a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement or by Seller if there has been a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, in each case which breach has either not been cured or not had a plan to cure developed therefor approved by the parties hereto (which plan is being diligently followed) within five business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable.

        Section 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by any party as provided in Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Seller or Buyer or their respective officers or directors (in the case of the corporate entities) except with respect to Sections 5.5, 6.3, 11.1 and 11.2 hereof; PROVIDED that this Section 10.2 shall not relieve any party from liability for damages incurred as a result of any willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        Section 10.3 REMEDIES UPON DEFAULT. Should either party materially default in the performance of its representations, warranties and covenants under this Agreement and shall for this reason fail to consummate this Agreement at the Closing Date (the "Defaulting Party"), and the other party is not then in default of any representations, warranties and covenants hereunder (the "Non-Defaulting Party"), the Non-Defaulting Party shall then be entitled at its option to:

        (a) Terminate the Agreement;

        (b) Require the Defaulting Party to consummate the sale in accordance with the terms of this Agreement, if necessary through injunction or other court order or process; or

        (c) In addition to the foregoing, have such other remedies against the Defaulting Party as shall be available to the Non-Defaulting Party elsewhere hereunder and/or under applicable law or equity, including, in the event of termination pursuant to Section 10.3(a), the recovery of reasonable attorneys' fees and return of any costs incurred by the Non-Defaulting Party in the preparation for consummation of the transaction contemplated by this Agreement.

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        Section 10.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 10.5 EXTENSION; WAIVER. At any time prior to the Closing Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts for its or his benefit of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein for its or his benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any other breach of the same or any other term, condition or covenant contained herein.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        Section 11.1 CONFIDENTIALITY; PUBLICITY; BOOKS AND RECORDS.

        (a) Each party and its affiliates will hold, and will use all reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other legal requirements, all confidential documents and information concerning the other parties and their respective affiliates furnished to such party or its affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other parties or their affiliates; PROVIDED that such party may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. The obligation of such party and its affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated pursuant to Article X hereto, each party and its affiliates will, and will use all reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to any other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or its affiliates or on their behalf from the other party and its affiliates in connection with this Agreement that are subject to such confidence.

                                       12

        (b) Subject to applicable securities law or stock exchange requirements, the parties hereto will promptly advise, and obtain the approval of, the other parties before issuing any press release with respect to this Agreement or the transactions contemplated hereby.

        Section 11.2 EXPENSES. The Buyer and Seller shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

        Section 11.3 ENTIRE AGREEMENT. This Agreement (including all Exhibits hereto) and the documents delivered pursuant to this Agreement constitute the entire sole and only agreement of the parties hereto with respect to the subject matter hereof, and supersedes any prior understanding or written or oral agreements between the parties, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

        Section 11.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when
(i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail, return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

        (a)    If to Buyer, to:     Hellums Services II, Inc.
                                    P. O. Box 904
                                    Freer, Texas 78357
                                    Fax: (512) 394-7623
                                    Telephone confirmation:

                                    Attn: Mr. Roger D. Hellums

        (b)    If to Seller, to:    Hellums Services, Inc.
                                    c/o Team, Inc.
                                    1001 Fannin, Suite 4656
                                    Houston, Texas 77002
                                    Fax: (713) 659-3657

                                    Telephone confirmation: (713) 659-3600

                                    Attn: Mr. H. Wesley Hall,
                                          Chairman, President and
                                          Chief Executive Officer

                                       13

        With a copy (which shall constitute notice) to:

                                    Valerie L. Banner
                                    1001 Fannin, Suite 4656
                                    Houston, Texas 77002
                                    Fax: (713) 659-3657
                                    Telephone confirmation: (713) 659-3600

        Section 11.5 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by operation of law or otherwise without the express written consent of both parties hereto.

        Section 11.6 COMPLIANCE WITH BULK SALES LAWS. Buyer and Seller waive compliance with the requirements of any applicable bulk sales laws of any jurisdiction. Seller shall indemnify Buyer against any and all liabilities or expenses Buyer may incur as a result of any noncompliance by Buyer or Seller with any bulk sales laws as they relate to this transaction.

        Section 11.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

        Section 11.8 PARTIAL INVALIDITY OF THE AGREEMENT. In the event any one or more provisions contained in this Agreement shall be for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        Section 11.9 LITIGATION. Should any litigation be commenced between the parties hereto concerning this Agreement or the rights and duties of either in relation thereto, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees in such litigation.

        Section 11.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties will survive for one year after the Closing Date, and thereupon shall expire and thereafter be of no further force or effect. All covenants and agreements of the parties hereto contained herein shall survive the execution and delivery of this Agreement and the Closing.

                                       14

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                  SELLER

                                  HELLUMS SERVICES, INC.

                                  By:   /s/  H. WESLEY HALL
                                             H. Wesley Hall, President

                                  BUYER

                                  HELLUMS SERVICES II, INC.

                                  By:   /s/ ROGER D. HELLUMS
                                            Roger D. Hellums, President

                                       15
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